UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2023

(Exact name of registrant as specified in its charter)

Delaware	000-50171	36-4415727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 35th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 484-4900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TZOO	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act    ☐

Item 3.02	Unregistered Sales of Equity Securities.

As previously disclosed, on November 25, 2022, Travelzoo, a Delaware corporation (the “Company”), as Seller, entered into a Stock Purchase Agreement (together with its exhibits and schedules, the “SPA”) with Azzurro Capital Inc., a company organized under the laws of the Cayman Islands (the “Investor”), as Purchaser. The Investor is the Company’s largest stockholder. Pursuant to the SPA, and subject to certain customary closing conditions, including stockholder approval, the Company agreed to issue and sell, and the Investor agreed to purchase, a total of 3,410,000 shares of common stock of the Company (the “Shares”) in exchange for certain consideration (the “Purchase Price”), as described further in the Company’s Current Report on Form 8-K, filed on November 25, 2022, which is incorporated by reference herein.

On December 28, 2022, at a special meeting of stockholders, the stockholders of the Company approved the issuance and sale of the Shares pursuant to the SPA. On December 30, 2022 (the “Closing Date”), the transactions stipulated in the SPA were consummated (the “Closing”). Pursuant to the terms of the SPA, the Purchase Price was subject to a price adjustment based on the most recent 15-day volume weighted average price (VWAP) of the Company’s shares prior to the Closing Date. The issuance price for the Shares was $4.40 per share, resulting in a total Purchase Price payable by the Investor on the Closing Date of $15,004,000 in exchange for the Shares. The Purchase Price will be paid as follows: (a) $1,000,000 paid in cash on the Closing Date; (b) $4,753,200 paid in the form of a promissory note, payable by June 30, 2023; and (c) the transfer to the Company of all outstanding capital stock of MTE, which transfer was effected pursuant to a merger of MTE with a wholly owned subsidiary of the Company on the Closing Date.

Upon receipt of the $1,000,000 in cash, the Company issued the Shares to the Investor under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act, as a transaction by an issuer not involving a public offering. The Investor represented its intentions to acquire the shares for investment only and not with a view to or for sale in connection with any distribution. The Company’s transfer agent issued the Shares in book-entry format with an appropriate restrictive legend. The Investor had adequate access, through business or other relationships, to information about the Company.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the transactions stipulated by the SPA, a change of control of the Company occurred, whereby the Investor’s shareholdings in the Company increased from approximately 36.6% to 50.3%. The controlling shareholder of the Investor is the Ralph Bartel 2005 Trust, whose sole beneficiary is Ralph Bartel, founder of the Company.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers.

Pursuant to the SPA, as of the Closing Date, Ralph Bartel resigned as a director of the Company and its subsidiaries.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits. See Exhibits Index.

EXHIBIT INDEX

Exhibit	Description

2.1
Stock Purchase Agreement entered into on November 25, 2022 by and between Travelzoo and Azzurro Capital Inc. (Incorporated by reference to Exhibit 2.1 on Form 8-K (File No. 000-50171), filed November 25, 2022).

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO

Date:	January 5, 2023	By:	/s/ Wayne Lee
Wayne Lee Chief Financial Officer